The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-169539

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED SEPTEMBER 23, 2010

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 23, 2010)

$                          % Notes due 2020

$                          % Notes due 2040

We are offering $                 of our         % Notes due 2020, or the 2020 Notes, and $                 of our         % Notes due 2040, or the 2040 Notes. We refer to the 2020 Notes and 2040 Notes, together, as the Notes. Mattel will pay interest on the Notes on and of each year, beginning                     , 2011. The 2020 Notes will mature on                     , 2020, and the 2040 Notes will mature on                     , 2040. The Notes are redeemable, in whole or in part, at any time or from time to time under a make-whole redemption provision described in this prospectus supplement. If a change in control triggering event as described herein occurs, unless we have exercised our option to redeem the Notes, we will be required to offer to repurchase the Notes at the price described in this prospectus supplement. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000.

The Notes will be Mattel’s senior unsecured obligations and will rank equally with Mattel’s existing and future senior unsecured indebtedness.

The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

Investing in the Notes involves risk. See “ Risk Factors” beginning on page S-8 of this prospectus supplement.

2020 Notes	Total	2040 Notes	Total

Public offering price(1)%	$	%	$

Underwriting discount %	$	%	$

Proceeds (before expenses) to Mattel(1)%	$	%	$

(1)	Plus accrued interest, if any, from , 2010, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream and the Euroclear System, on or about                     , 2010, against payment in immediately available funds.

Joint Book-Running Managers

BofA Merrill Lynch	RBS

The date of this prospectus is September     , 2010.

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the cover page of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Unless the context requires otherwise or unless otherwise indicated, references to “Mattel” and to “we,” “us,” or “our” refer collectively to Mattel, Inc. and its subsidiaries.

Prospectus Supplement

Prospectus

WHERE YOU CAN FIND MORE INFORMATION	2
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS	3
USE OF PROCEEDS	4
RATIOS OF EARNINGS TO FIXED CHARGES	5
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER	6
DESCRIPTION OF WARRANTS OR OTHER RIGHTS WE MAY OFFER	21
DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER	26
DESCRIPTION OF UNITS WE MAY OFFER	27
DESCRIPTION OF COMMON STOCK WE MAY OFFER	31
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER	34
DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER	35
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE	38
SECURITIES ISSUED IN BEARER FORM	43
CONSIDERATIONS RELATING TO INDEXED SECURITIES	47
UNITED STATES TAXATION	50
PLAN OF DISTRIBUTION	67
VALIDITY OF THE SECURITIES	69
EXPERTS	69

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates, and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, warrants or other rights, stock purchase contracts, units, common stock, preferred stock or depositary shares, or any combination thereof, in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” on page iii of this prospectus supplement and “Where You Can Find More Information” on page 2 of the accompanying prospectus.

ii

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that Mattel has filed separately with the SEC that contains such information. The information incorporated by reference is considered to be an important part of this prospectus supplement and the accompanying prospectus. Information that Mattel files with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•	Current Reports on Form 8-K filed on March 1, 2010, March 26, 2010 and May 14, 2010; and

•

any future filings we make with the SEC under Sections 13(a), l3(c), 14 or 15(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) until we sell all of the securities offered by the prospectus supplement.

You may request a copy of any of these filings at no cost by writing to or telephoning us at the following address and telephone number:

Mattel, Inc.

Attention: Secretary

333 Continental Boulevard

El Segundo, CA 90245-5012

(310) 252-2000

In addition, these filings are available on our website at http://www.mattel.com. Our website does not form a part of this prospectus supplement or the accompanying prospectus.

iii

SUMMARY

The information below is a summary of the more detailed information included elsewhere in or incorporated by reference in this prospectus supplement. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, including the “Risk Factors” section beginning on page S-8, the accompanying prospectus and the information incorporated by reference. This summary is not complete and does not contain all of the information you should consider before purchasing the Notes. You should carefully read the “Risk Factors” section beginning on page S-8 of this prospectus supplement to determine whether an investment in the Notes is appropriate for you.

Mattel, Inc.

General

Mattel, Inc. (“Mattel”) designs, manufactures, and markets a broad variety of toy products worldwide through sales to its customers and directly to consumers. Mattel’s vision is to provide “Creating the Future of Play.” Management has set six key company strategies: (i) improve execution of the existing toy business; (ii) globalize the brands; (iii) extend the brands into new areas; (iv) catch new trends, create new brands, and enter new categories; (v) develop people; and (vi) improve productivity, simplify processes, and maintain customer service levels.

Mattel believes its products are among the most widely recognized toy products in the world. Mattel’s portfolio of brands and products are grouped in the following categories:

Mattel Girls & Boys Brands—including Barbie® fashion dolls and accessories (“Barbie®”), Polly Pocket®, Little Mommy®, and Disney Classics® (collectively “Other Girls Brands”), Hot Wheels®, Matchbox® , Battle Force 5™, and Tyco R/C® vehicles and play sets (collectively “Wheels”), and CARS™, Radica®, Toy Story®, Max Steel®, WWE® Wrestling, and Batman® products, and games and puzzles (collectively “Entertainment”).

Fisher-Price Brands—including Fisher-Price®, Little People®, BabyGear™, and View-Master® (collectively “Core Fisher-Price®”), Sesame Street®, Dora the Explorer®, Go Diego Go!®, Thomas and Friends®, and See ‘N Say® (collectively “Fisher-Price® Friends”), and Power Wheels®.

American Girl Brands—including Just Like You®, the historical collection, and Bitty Baby®. American Girl Brands products are sold directly to consumers via its catalogue, website, and proprietary retail stores. Its children’s publications are also sold to certain retailers.

Mattel’s reportable segments are separately managed business units and are divided on a geographic basis between domestic and international.

Domestic Segment

The Domestic segment develops toys that it markets and sells through the Mattel Girls & Boys Brands US, Fisher-Price Brands US, and American Girl Brands segments.

In the Mattel Girls & Boys Brands US segment, Barbie® includes brands such as Barbie® fashion dolls and accessories, and Polly Pocket®, Little Mommy®, and Disney Classics® are included within Other Girls Brands. Wheels includes Hot Wheels®, Matchbox®, Battle Force 5™, and Tyco R/C® vehicles and play sets. Entertainment includes CARS™, Radica®, Toy Story®, WWE® Wrestling, and Batman® products, as well as games and puzzles.

Throughout 2010, Mattel has introduced and expects to introduce new products, as well as continue to leverage content within its core brands. For Mattel Girls Brands, Barbie® is celebrating her aspirational career heritage with the introduction of twenty new careers, including Barbie®’s 125th career. Barbie® is expanding the Fashionistas line and continues to build the collector business with new introductions to the tween market. New Barbie® product introductions supported the full-length animated launch of Barbie in a Mermaid Tale™ in spring 2010 and will support Barbie® A Fashion Fairytale in fall 2010. Polly Pocket® has expanded in 2010 with new styles, new characters, and new ways to play. Additionally, Disney Princess™ is featuring new products based on the Fall 2010 computer-animated feature film “Tangled” featuring Rapunzel. Monster High, the newest global, cross category, Mattel girl franchise was successfully launched in 2010 as well.

Also in 2010, Hot Wheels® continues to introduce extensions to its TrickTracks® and Color Shifters™ product lines, as well as new product lines such as Custom Motors. Hot Wheels® Battle Force 5™ continues as an animated TV series on the Cartoon Network® and is being supported by a new product line. Matchbox® has followed up on its successful 2009 introduction of Rocky The Robot Truck™ with a new range of Big Rig Buddies™ products. The Entertainment business expanded in 2010 to include new products based on WWE® Wrestling, and Mattel has released new products based on Disney/Pixar’s Toy Story® 3 movie and is continuing to market new product extensions of Disney/Pixar’s successful CARS™ franchise. Mattel continues to release products based on the popular DC Comics line, including the Batman®: The Brave and the Bold® animated TV series. For games and puzzles, Mattel continues to support extensions of its popular UNO®, Apples to Apples®, and Blokus® brands. Mattel will also continue to offer innovative ways to play, including the Mindflex™ game and the new introduction of Loopz.

The Fisher-Price Brands US segment includes Fisher-Price®, Little People®, BabyGear™, View-Master®, Dora the Explorer®, Go Diego Go!®, Mickey Mouse® Clubhouse, Handy Manny®, See ‘N Say®, Ni Hao, Kai-lan®, and Power Wheels®. New product introductions for 2010 are expected to include the Laugh & Learn™ Learn & Move Music Station, IXL® Learning System, Lil’ Zoomers™ Spinnin’ Sounds Speedway, Little People® Wheelies Stand ‘n Play Rampway, Imaginext™ Bigfoot the Monster, Trio® Batcave™, Newborn Rock ‘n Play Sleeper, iGlide™, Dance Star Mickey®, We Did It Dora, Dora All-Seasons Dollhouse, Thomas the Tank Engine and Friends™, and the Thomas and Friends® Zip, Zoom & Logging Adventure™.

The American Girl Brands segment is a direct marketer, children’s publisher, and retailer best known for its flagship line of historical dolls, books, and accessories, as well as the Just Like You® and Bitty Baby® brands. American Girl Brands also publishes best-selling Advice & Activity books and the award-winning American Girl® magazine. In January 2010, American Girl® introduced Lanie™, the newest Girl of the Year® doll. American Girl Brands products are sold only in the U.S. and Canada.

International Segment

Products marketed by the International segment are generally the same as those developed and marketed by the Domestic segment, with the exception of American Girl Brands, although some are developed or adapted for particular international markets. Mattel’s products are sold directly to retailers and wholesalers in most European, Latin American, and Asian countries, and in Australia, Canada, and New Zealand, and through agents and distributors in those countries where Mattel has no direct presence.

Mattel’s International segment revenue represented 46% of worldwide consolidated gross sales in 2009.

Manufacturing and Materials

Mattel manufactures toy products for all segments in both company-owned facilities and through third-party manufacturers. Products are also purchased from unrelated entities that design, develop, and manufacture those products. To provide greater flexibility in the manufacture and delivery of its products, and as part of a continuing effort to reduce manufacturing costs, Mattel has concentrated production of most of its core products in company-owned facilities and generally uses third-party manufacturers for the production of non-core products.

Product Design and Development

Through its product design and development group, Mattel regularly refreshes, redesigns, and extends existing toy product lines and develops innovative new toy product lines for all segments. Mattel believes its success is dependent on its ability to continue this activity effectively. Product design and development activities are principally conducted by a group of professional designers and engineers employed by Mattel. During 2009, 2008, and 2007, Mattel incurred expenses of $171.3 million, $190.2 million, and $189.4 million, respectively, in connection with the design and development of products, exclusive of royalty payments.

Additionally, independent toy designers and developers bring concepts and products to Mattel and are generally paid a royalty on the net selling price of products licensed to Mattel. These independent toy designers may also create different products for other toy companies.

Advertising and Marketing

Mattel supports its product lines with extensive advertising and consumer promotions. Advertising takes place at varying levels throughout the year and peaks during the traditional holiday season. Advertising includes television and radio commercials, and magazine, newspaper, and internet advertisements. Promotions include in-store displays, sweepstakes, merchandising materials, and major events focusing on products and tie-ins with various consumer products companies.

Sales

Mattel’s products are sold throughout the world. Products within the Domestic segment are sold directly to retailers, including discount and free-standing toy stores, chain stores, department stores, other retail outlets, and, to a limited extent, wholesalers by Mattel Girls & Boys Brands US and Fisher-Price Brands US. Mattel also operates several small retail outlets, generally near or at its corporate headquarters and distribution centers as a service to its employees and as an outlet for its products. American Girl Brands products are sold directly to consumers and its children’s publications are also sold to certain retailers. Mattel has seven retail stores, American Girl Place® in Chicago, Illinois, New York, New York, and Los Angeles, California, and American Girl Boutique and Bistro® in Atlanta, Georgia, Dallas, Texas, Natick, Massachusetts, and Bloomington, Minnesota, each of which features children’s products from the American Girl Brands segment. American Girl Brands also has a retail outlet in Oshkosh, Wisconsin that serves as an outlet for its products. Products within the International segment are sold directly to retailers and wholesalers in most European, Latin American, and Asian countries, and in Australia, Canada, and New Zealand, and through agents and distributors in those countries where Mattel has no direct presence. Mattel also has retail outlets in Latin America and Europe for its products. Additionally, Mattel sells certain of its products online through its website.

During 2009, Mattel’s three largest customers (Wal-Mart at $1.0 billion, Toys “R” Us at $0.7 billion, and Target at $0.5 billion) accounted for approximately 40% of worldwide consolidated net sales in the aggregate.

Licenses and Distribution Agreements

Mattel has license agreements with third parties that permit Mattel to utilize the trademark, characters, or inventions of the licensor in products that Mattel sells. A number of these licenses relate to product lines that are significant to Mattel’s business and operations.

Mattel has entered into agreements to license entertainment properties from, among others, Disney Enterprises, Inc. (including Disney® characters such as Disney Princess™, CARS™, CARS 2™ and Toy Story® from Pixar, Winnie the Pooh®, and all Disney® films and television properties for use in Mattel’s games), Viacom International, Inc. relating to its Nickelodeon® properties (including Dora the Explorer®, Go Diego Go!®, and SpongeBob SquarePants®), Warner Bros. Consumer Products (including Batman®, Superman®, Justice League®, and Green Lantern™), Sesame Workshop® (relating to its Sesame Street® properties including Elmo™), WWE® Wrestling, and HIT Entertainment™ relating to its Thomas and Friends® properties.

Mattel also licenses a number of its trademarks, characters, and other property rights to others for use in connection with the sale of non-toy products that do not compete with Mattel’s products. Mattel distributes some third-party finished products that are independently designed and manufactured.

Trademarks, Copyrights and Patents

Most of Mattel’s products are sold under trademarks, trade names, and copyrights, and a number of those products incorporate patented devices or designs. Trade names and trademarks are significant assets of Mattel in that they provide product recognition and acceptance worldwide.

Mattel customarily seeks patent, trademark, or copyright protection covering its products, and it owns or has applications pending for U.S. and foreign patents covering many of its products. A number of these trademarks and copyrights relate to product lines that are significant to Mattel’s business and operations. Mattel believes its rights to these properties are adequately protected, but there can be no assurance that its rights can be successfully asserted in the future or will not be invalidated, circumvented, or challenged.

Employees

The total number of persons employed by Mattel and its subsidiaries at any one time varies due to the seasonal nature of its manufacturing operations. At December 31, 2009, Mattel’s total number of employees was approximately 27,000.

Mattel was incorporated in California in 1948 and reincorporated in Delaware in 1968. Our executive offices are located at 333 Continental Boulevard, El Segundo, CA 90245-5012. Our telephone number at those offices is (310) 252-2000.

THE OFFERING

The summary below describes the principal terms of the Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Supplemental Description of the Notes” for a more detailed description of the terms and conditions of the Notes.

Issuer	Mattel, Inc.

Securities Offered	$ aggregate principal amount of Notes, consisting of $ aggregate principal amount of % Notes due 2020; and $ aggregate principal amount of % Notes due 2040.

Interest on the Notes	Interest on the 2020 Notes is payable semi-annually on and of each year, beginning , 2011, at the rate of % per year, and interest on the 2040 Notes is payable semi-annually on and of each year, beginning , 2011, at the rate of % per year.

Further Issuances	We will have the right to issue additional Notes in the future. Any additional Notes will have the same terms (other than the original issuance date and, under certain circumstances, the initial interest payment date) as the corresponding series of the Notes offered by this prospectus supplement, but may be offered at a different offering price than that series of Notes offered by this prospectus supplement. If issued, any additional Notes will become part of the same series as the corresponding series of the Notes offered by this prospectus supplement.

Optional Redemption	Mattel may redeem all or part of each series of the Notes at any time or from time to time at its option at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date and (2) a “make-whole” amount based on the yield of a comparable U.S. Treasury security plus basis points in respect of the 2020 Notes and basis points in respect of the 2040 Notes. See “Supplemental Description of the Notes—Optional Redemption.”

Repurchase at the Option of Holders Upon a Change of Control Triggering Event	If a “Change of Control Triggering Event” (as defined below) occurs with respect to Mattel, unless we have exercised our right to redeem the Notes, Mattel will be required to offer to repurchase all of each series of the Notes at a price equal to 101% of the principal amount thereof together with accrued and unpaid interest, as described more fully under “Supplemental Description of the Notes—Offer to Repurchase,” in this prospectus supplement.

Covenants	The indenture governing the Notes contains certain covenants. See “Description of Debt Securities We May Offer—Other Covenants” in the accompanying prospectus.

Ranking	The Notes will be senior unsecured obligations of Mattel, ranking equally in right of payment with other senior unsecured indebtedness of Mattel from time to time outstanding.

The indenture pursuant to which the Notes are issued does not limit the amount of debt that Mattel or any of its subsidiaries may incur.

Use of Proceeds	The net proceeds, after the underwriting discount and our estimated expenses, to Mattel from the sale of the Notes offered hereby will be approximately $ million, which we will use for general corporate purposes, including repayment of outstanding debt maturing in 2011. See “Use of Proceeds.”

Form and Denomination	We will issue each series of Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./ N.Y., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement and in the accompanying prospectus, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form and will not be considered holders of Notes under the indenture. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee, Registrar and Paying Agent	Union Bank, N.A.

Governing Law	The Notes and the indenture under which they will be issued will be governed by the laws of the State of New York.

You should carefully consider the information set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and in this prospectus supplement beginning at page S-8 before deciding to invest in the Notes.

For additional information regarding the Notes, see “Supplemental Description of the Notes.”

SUMMARY CONSOLIDATED FINANCIAL DATA

The summary consolidated financial data presented below as of and for the fiscal years ended December 31, 2009, 2008, 2007, 2006 and 2005, and as of and for the six months ended June 30, 2010 and 2009, is derived from our audited and interim unaudited financial statements. The results for this six-month period contain, in management’s opinion, all necessary adjustments for a fair presentation of Mattel’s financial position and result of operations. The results of operations for the six months ended June 30, 2010 are not necessarily indicative of the results to be expected for the year ending December 31, 2010. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes incorporated herein by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the six months ended June 30, 2010 incorporated herein by reference.

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(Dollars in thousands)
Operating Results:
Net sales	$1,898,585	$1,683,843	$5,430,846	$5,918,002	$5,970,090	$5,650,156	$5,179,016
Gross profit	921,468	751,932	2,714,697	2,684,406	2,777,300	2,611,793	2,372,868
% of net sales	48.5%	44.7%	50.0%	45.4%	46.5%	46.2%	45.8%
Operating income (loss)	114,663	(22,696)	731,168	541,792	730,078	728,818	664,529
% of net sales	6.0%	(1.3%)	13.5%	9.2%	12.2%	12.9%	12.8%
Income (loss) before income taxes	95,359	(41,633)	660,047	487,964	703,398	683,756	652,049
Provision (benefit) for income taxes (a)	18,942	(12,116)	131,343	108,328	103,405	90,829	235,030
Net income (loss)	76,417	(29,517)	528,704	379,636	599,993	592,927	417,019

	At June 30,	At December 31,
	2010	2009	2008	2007	2006	2005
	(Dollars in thousands)
Financial Position:
Total assets	$4,475,725	$4,780,555	$4,675,039	$4,805,455	$4,955,884	$4,372,313
Noncurrent liabilities	941,013	1,188,692	1,297,930	928,284	940,390	807,395
Stockholders’ equity	2,506,975	2,530,989	2,117,135	2,306,742	2,432,974	2,101,733

(a)	The provision for income taxes in 2009 was positively impacted by net tax benefits of $28.8 million related to reassessments of prior years’ tax exposures based on the status of current audits in various jurisdictions around the world, settlements, and enacted tax law changes. The provision for income taxes in 2007 was positively impacted by net tax benefits of $42.0 million related to reassessments of prior years’ tax exposures based on the status of audits in various jurisdictions around the world, including settlements, partially offset by enacted tax law changes. The provision for income taxes in 2006 was positively impacted by the Tax Increase Prevention and Reconciliation Act passed in May 2006, and tax benefits of $63.0 million related to tax settlements and refunds as a result of ongoing audits with foreign and state tax authorities. The provision for income taxes in 2005 was negatively impacted by incremental tax expense of $107.0 million, resulting from Mattel’s decision to repatriate $2.4 billion in previously unremitted foreign earnings under the American Jobs Creation Act, partially offset by $38.6 million of tax benefits primarily relating to tax settlements reached with various tax authorities and reassessments of tax exposures based on the status of audits in various jurisdictions around the world.

RISK FACTORS

Before purchasing these Notes, you should consider carefully the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference in this prospectus supplement, and the following factors, each of which could materially adversely affect our operating results and financial condition as well as the other information included in this prospectus supplement, and the accompanying prospectus and incorporated by reference herein and in the accompanying prospectus. Each of the risks described in our Form 10-K and below could result in a decrease in the value of the Notes and your investment therein. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance. The information contained, and incorporated by reference, in this prospectus supplement and in the accompanying prospectus includes forward-looking statements that involve risks and uncertainties, and we refer you to “Disclosure Regarding Forward-Looking Statements” in the accompanying prospectus.

An active trading market for the Notes may not develop or, if developed, be maintained.

We do not intend to list the Notes on any securities exchange. We cannot assure you that an active trading market will develop or be maintained for the Notes. If an active trading market does develop for the Notes, the Notes may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our financial performance and other factors. In addition, there may be a limited number of buyers when you decide to sell your Notes. This may affect the price, if any, offered for your Notes or your ability to sell your Notes when desired or at all.

The indenture governing the Notes does not restrict the amount of additional debt Mattel may incur or prohibit Mattel from entering into a highly leveraged transaction.

The indenture governing the Notes does not restrict the amount of unsecured indebtedness that Mattel or its subsidiaries may incur or their ability to enter into a highly leveraged transaction or another transaction that is not in the best interests of their respective creditors, including holders of the Notes. The incurrence of additional debt by Mattel or its subsidiaries may have important consequences for you as a holder of the Notes, including making it more difficult for Mattel to satisfy its obligations with respect to the Notes, a loss in the trading value of your Notes and a risk that the credit rating of the Notes is lowered or withdrawn.

A significant amount of our assets are held at, and our operations are conducted through, our subsidiaries, which results in structural subordination and may affect our ability to fund our operations and make payments on our debt.

A significant amount of our assets are held at, and our operations are conducted through, our subsidiaries. As a result, our cash flow and our ability to service our debt, including the Notes, is dependent upon the earnings of our subsidiaries and the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances to us by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of our debt (including the Notes) to participate in those assets, would be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinate to any security interest in our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

We may not have sufficient cash to purchase the Notes, if required, upon a change of control triggering event.

We will be required to make an offer to purchase all of the Notes upon the occurrence of a change of control triggering event, as described in this prospectus supplement. We may not have sufficient cash funds to purchase the Notes under such circumstances. Future debt agreements may prohibit us from repaying the purchase price. If we are prohibited from purchasing the Notes, we could seek consent from our lenders to purchase the Notes. If we are unable to obtain their consent, we could attempt to refinance the Notes. If we were unable to purchase the Notes upon the occurrence of a change of control triggering event, it would result in an event of default under the indenture governing the Notes.

The indenture for the Notes does not restrict Mattel’s ability to be acquired by highly leveraged buyers and has limited restrictions on other important events.

The indenture governing the Notes does not restrict an acquisition by a highly leveraged buyer or prohibit the buyer from incurring additional debt including significant amounts of secured debt. Any such secured debt of a buyer would be senior to the rights of holders of the Notes to the extent of the value of the assets pledged as security by such buyer. This might reduce the cash available to us, or to anyone who may acquire us, and impair our ability, or the ability of anyone who may acquire us, to make payments on the Notes.

Our credit ratings may not reflect all risks of your investments in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

USE OF PROCEEDS

The net proceeds, after the underwriting discount and our estimated expenses, to Mattel from the sale of the Notes offered hereby are expected to be approximately $                 million. We will use the net proceeds for general corporate purposes, which may include repayment of our outstanding 6.125% notes due June 15, 2011 and of medium-term notes maturing in 2011 with a weighted average interest rate of 7.20%. Pending use of the net proceeds of this offering, we intend to invest the net proceeds in interest-bearing, investment grade securities.

CAPITALIZATION

The following table shows our consolidated capitalization at June 30, 2010 (1) on an actual basis and (2) as adjusted to reflect the issuance and sale of the Notes. This table should be read in conjunction with our consolidated financial statements and related notes contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” on page iii of this prospectus supplement.

	June 30, 2010
	Actual	As Adjusted
	(In Millions)
% Notes due 2020 offered hereby	$—	$
% Notes due 2040 offered hereby	$—	$
6.125% notes due 2011	200.0		200.0
5.625% notes due 2013	350.0		350.0
Medium-term notes due October 2010 to November 2013	160.0		160.0

	710.0
Less: current portion	(250.0)		(250.0)
Total long-term debt	460.0
Other noncurrent liabilities	481.0		481.0
Stockholders’ equity	2,507.0		2,507.0

Total capitalization	$3,448.0	$

SUPPLEMENTAL DESCRIPTION OF THE NOTES

Please read the following information concerning the Notes in conjunction with the statements under “Description of the Debt Securities We May Offer” in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes. The following description is not complete. The Notes will be issued under the Indenture, dated as of September 23, 2010, related to our senior unsecured debt, that we have entered into with Union Bank, N.A., as trustee. The Indenture is described in the accompanying prospectus and is filed as an exhibit to the registration statement under which the Notes are being offered and sold. As used in this section, references to “we”, “us”, or “our” do not include any current or future subsidiary of Mattel.

General

Mattel will offer the         % Notes due                     , 2020 and the         % Notes due                     , 2040 under the Indenture.

The Notes will be issued in two separate series in an initial aggregate principal amount of $            , consisting of an initial aggregate principal amount of $             of the 2020 Notes and an initial aggregate principal amount of $             of the 2040 Notes.

The Notes will be senior unsecured obligations of Mattel, ranking equally in right of payment with other senior unsecured indebtedness of Mattel from time to time outstanding. The Indenture does not limit the amount of debt that Mattel or any of its subsidiaries may incur.

The Notes will not be subject to any mandatory redemption or sinking fund payments.

The entire principal amount of the 2020 Notes will mature and become due and payable, together with any accrued and unpaid interest, on                     , 2020, and the entire principal amount of the 2040 Notes will mature and become due and payable, together with any accrued and unpaid interest, on                     , 2040, in each case unless previously repurchased or redeemed.

The Notes will bear interest at the annual rate set forth on the cover page of this prospectus supplement. The interest will be paid semi-annually on                      and                      of each year, beginning on                     , 2011. Interest will be paid on                      to the person in whose name the Note is registered at the close of business on the immediately preceding                      and on                      to the person in whose name the Note is registered at the close of business on the immediately preceding                     . We will compute the amount of interest payable on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

We may redeem all or part of each series of the Notes at any time or from time to time at our option at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date or (2) the Make-Whole Amount (defined below) for the Notes being redeemed.

As used herein:

“Make-Whole Amount” means the sum, as determined by a Quotation Agent (defined below), of the present values of the principal amount of the Notes to be redeemed, together with scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the stated maturity of the Notes discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate (defined below), plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (defined below) (if no maturity is within three months before or after the remaining term of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, plus                  basis points in respect of the 2020 Notes or                 basis points in respect of the 2040 Notes.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the stated maturity of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the trustee, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means one Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealers” means Banc of America Securities LLC and RBS Securities Inc. and any successor thereto and/or any other primary United States Government securities dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by a Reference Treasury Dealer, of the bid and asking prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

If we are redeeming less than all the Notes of either series at any time, the trustee will select the Notes of that series to be redeemed using a method it considers fair and appropriate.

We will redeem the Notes in increments of $1,000. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of the Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a Note in principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption will become due on the date fixed for redemption. On or after the redemption date, interest will cease to accrue on the Notes or portions of them called for redemption.

Offer to Repurchase

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the applicable series of Notes as described under “—Optional Redemption,” each holder of Notes of that series will have the right to require us to purchase all or a portion of such holder’s Notes of that series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of Notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer with respect to either series of Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of Mattel and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require Mattel to repurchase its Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Mattel and its subsidiaries taken as a whole to another “person” may be uncertain.

“Below Investment Grade Rating Event” means the Notes of the applicable series are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on the 60th day following the occurrence of a Change of Control (which date shall be extended if the rating of the Notes of such series is under publicly announced consideration for possible downgrade by any of the Rating Agencies on such 60th day, such extension to last until the date on which the Rating Agency considering such possible downgrade either (x) rates the Notes of such series below an Investment Grade Rating or (y) publicly announces that it is no longer considering the Notes of such series for possible downgrade; provided, that no such extension shall occur if any of the Rating Agencies rates the Notes of such series with an Investment Grade Rating that is not subject to review for possible downgrade on such 60th day).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than to Mattel or one of its subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4) the first day on which a majority of the members of the board of directors of Mattel cease to be Continuing Directors; or

(5) the adoption of a plan relating to the liquidation or dissolution of Mattel.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of Mattel who:

(1) was a member of such Board of Directors on the date of the issuance of the Notes; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Mattel’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch, Inc. and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in each case, if such Rating Agency ceases to rate the applicable series of Notes or fails to make a rating of such series of Notes publicly available for reasons outside of our control, the equivalent investment grade credit rating by the replacement agency selected by us in accordance with the procedures described below.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Forms and Denominations

Each series of Notes will be issued as one or more global securities in the name of a nominee of the Depository Trust Company and will be available only in book-entry form. See “Legal Ownership and Book-Entry Issuance— Book-Entry Owners” in the accompanying prospectus. The Notes are available for purchase in minimum denominations of $2,000 and integral multiples of $1,000.

Additional Debt Securities

We may, from time to time, without giving notice or seeking the consent of the holders of the Notes, create and issue additional debt securities having the same terms (except for the issue date, the public offering price and the first interest payment date) ranking equally and ratably with either series of the Notes offered by this prospectus supplement, including having the same CUSIP number, so that such additional debt securities would be consolidated and form a single series with that series of the Notes offered hereby and would have the same terms as to status, redemption or otherwise as the Notes offered hereby. No such additional debt securities may be issued if an Event of Default (as defined in the Indenture) has occurred and is continuing with respect to either series of the Notes.

Book-Entry Delivery and Settlement

Global Notes

We will issue each series of Notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by NYSE Euronext and the Financial Industry Regulatory Authority.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the Indenture and under the Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the Indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on the Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

We will issue certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an Event of Default has occurred and is continuing, and DTC requests the issuance of certificated Notes; or

•	we determine not to have the Notes represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the Notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

UNDERWRITING

We are offering the Notes described in this prospectus supplement through a number of underwriters. Banc of America Securities LLC and RBS Securities Inc. are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement dated as of the date of this prospectus supplement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of Notes listed next to its name in the following table:

Underwriter	Principal Amount of 2020 Notes	Principal Amount of 2040 Notes
Banc of America Securities LLC	$	$
RBS Securities Inc.

Total	$	$

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes are subject to approval of legal matters by counsel and to other conditions and provides that the underwriters must buy all of the Notes if they buy any of them. The underwriters will sell the Notes to the public when and if the underwriters buy the Notes from us.

The underwriters have advised us that they propose initially to offer the Notes to the public for cash at the public offering price set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of                 % of the principal amount of the 2020 Notes or                 % of the principal amount of the 2040 Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of                 % of the principal amount of the 2020 Notes or                 % of the principal amount of the 2040 Notes to certain other dealers. After the initial public offering of the Notes, the public offering price and other selling terms may be changed by the representatives.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the applicable series of Notes).

Paid by Mattel
Per 2020 Note		%
Per 2040 Note		%
Total	$

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $            .

We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

In connection with the offering of the Notes, the representatives, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the representatives may overallot in connection with the offering, creating a short position. In addition, the representatives may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The representatives will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The representatives also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Any of these activities may have the effect of preventing or retarding a decline in the market prices of the Notes. They may also cause the prices of the Notes to be higher than the prices otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter-market or otherwise. If underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Affiliates of the underwriters are agents and/or lenders under our revolving credit facility. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Each of the underwriters, severally and not jointly, has represented and agreed that it has not and will not offer, sell, or deliver any of the Notes, directly or indirectly, or distribute this prospectus supplement or the attached prospectus or any other offering material relating to the Notes, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances falling within Article 2 of the Prospectus Directive, provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable you to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 (financial promotion) of the Financial Service and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to Mattel; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from, or otherwise involving the United Kingdom.

VALIDITY OF NOTES

The validity of the Notes will be passed upon for us by Sullivan & Cromwell LLP, Los Angeles, California. The underwriters have been represented by Mayer Brown LLP, Chicago, Illinois.

PROSPECTUS

Debt Securities

Warrants or Other Rights

Stock Purchase Contracts

Units

Common Stock

Preferred Stock

Depositary Shares

Mattel, Inc. from time to time may offer to sell the securities listed above. The debt securities, warrants, rights, stock purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Mattel, Inc. or debt or equity securities of one or more other entities.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “MAT.”

Mattel, Inc. may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 23, 2010.

i

ABOUT THIS PROSPECTUS

This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Mattel, Inc., a Delaware corporation, also referred to in this document as Mattel, has filed a registration statement with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. Under this shelf process, Mattel may offer and sell any combination of the securities described in this prospectus, in one or more offerings.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and related prospectus supplement. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of these documents.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Mattel,” “we,” “us,” “our” or similar references mean Mattel, Inc. and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file by visiting the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. However, information on this website does not constitute a part of this prospectus. You can also inspect reports, proxy statements and other information about us at the offices of the NASDAQ Global Select Market, 1735 K Street, N.W., Washington, D.C. 20006.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2009.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.

•	Current Reports on Form 8-K filed on March 1, 2010, March 26, 2010 and May 14, 2010.

•	The description of our common stock set forth in our Registration Statement on Form 8-A filed on September 24, 2009.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Mattel, Inc.

Attention: Secretary

333 Continental Boulevard

El Segundo, CA 90245-5012

Telephone: (310) 252-2000

In addition, these filings are available on our website at http://www.mattel.com. Our website does not constitute a part of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Mattel is including this Cautionary Statement to make applicable, and take advantage of, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and include, among others:

•	Statements with respect to our beliefs, plans, objectives, goals, guidelines, expectations, anticipations, and future financial condition, results of operations and performance; and

•

Statements preceded by, followed by or that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aims,” “projects,” “continue,” “likely” or similar expressions.

Except for historical matters, the matters discussed, or incorporated by reference, in this prospectus, and other statements or filings made by Mattel from time-to-time, may be forward-looking statements. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus, including the information incorporated by reference. You should carefully consider those risks and uncertainties in reading this prospectus. Factors that might cause such differences include, but are not limited to, statements about:

•	sales and inventory levels;

•	brand and customer management programs;

•	increased competition;

•	initiatives to promote revenue growth;

•	globalization initiatives;

•	restructuring and financial realignment plans;

•	special charges and other non-recurring charges;

•	initiatives aimed at anticipated cost savings;

•

initiatives to invigorate the Barbie® brand, enhance innovation, improve the execution of the core business, leverage scale, extend brands, catch new trends, create new brands and enter new categories, develop people, improve productivity, simplify processes, maintain customer service levels and improve the supply chain;

•	operating efficiencies;

•

capital and investment framework (including statements about free cash flow, seasonal working capital, debt-to-total capital ratios, capital expenditures, strategic acquisitions, dividends and share repurchases);

•	cost pressures and increases;

•	advertising and promotion spending;

•	profitability; and

•	price increases, retail store openings and the impact of recent organizational changes.

We specifically disclaim any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included in this prospectus, including the information incorporated by reference, to reflect future events or developments.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds, after estimated expenses, we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	funding investments in, or extensions of credit to, our subsidiaries;

•	funding investments in non-affiliates;

•	reducing or refinancing debt;

•	repurchasing or redeeming outstanding securities;

•	financing possible acquisitions; and

•	working capital.

Pending such use, we may temporarily invest net proceeds. We will disclose in the prospectus supplement relating to an offering of securities any intention to use the net proceeds from such offering in connection with an acquisition or to reduce or refinance outstanding debt.

RATIOS OF EARNINGS TO FIXED CHARGES

The following are ratios of our earnings to fixed charges for each of the periods indicated:

Six Months Ended June 30,	Year Ended December 31,
2010	2009	2008	2007	2006	2005
3.23	7.21	5.37	8.09	7.48	7.73

Fixed charges are the sum of (a) interest expensed and (b) an estimate of the interest within rental expense.

The term “earnings” is the amount determined by adding (a) income from continuing operations before income taxes, (b) non-controlling interest losses (income) in consolidated subsidiaries and (c) fixed charges.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to “Mattel,” “we,” “our” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the senior debt security indenture, the subordinated debt security indenture and the debt securities to be issued under the senior debt security indenture and subordinated debt security indenture, respectively. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The senior debt security indenture and the form of subordinated debt security indenture have been filed as exhibits to our SEC registration statement relating to this prospectus. Whenever particular defined terms of the indentures, as supplemented or amended from time to time, are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of ours or of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors. Neither of the indentures limits our ability to incur additional senior or subordinated indebtedness.

When we use the terms “debt security” or “debt securities” in this description, we mean either the senior debt securities or the subordinated debt securities.

The Indentures

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture, each of which is a contract between us and Union Bank, N.A., which will initially act as trustee. The indentures may be supplemented by supplemental indentures in order to issue new debt securities, change the provisions of the indentures or alter previously issued debt securities. Below is a summary of certain provisions of the indentures. This summary does not contain all the information that may be important to you. You should read all provisions of the indentures carefully, including the definitions of certain terms, before you decide to invest in the debt securities. If we refer to particular sections or defined terms of an indenture, we mean to incorporate by reference those sections or defined terms of such indenture.

The trustee under the applicable indenture has two main roles:

•

first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Events of Default and Defaults;”

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “—Our Relationship with the Trustee” below for more information about the trustee.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under either the indenture relating to senior debt securities, or the indenture relating to subordinated debt securities, as we wish. This section summarizes terms of the debt securities that apply generally to all series. The provisions of the indentures allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other specific terms of the series to which your debt securities belong, whether it be a series of the senior debt securities or subordinated debt securities, are described in the applicable prospectus supplement. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. Accordingly, the statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture or supplemental indenture. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.

Amounts That We May Issue

The indentures do not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities, as well as increase the total authorized amount, at any time without your consent and without notifying you. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of such debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after an event of default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Unless otherwise specified in the applicable prospectus supplement, amounts that become due and payable on your debt security will be payable in U.S. dollars. You will have to pay for your debt securities by delivering the requisite purchase price for the principal to the underwriter or dealer that we name in the applicable prospectus supplement, unless other arrangements have been made between you and us or you and that underwriter or dealer.

Types of Debt Securities

We may issue the debt securities in one or more series with the same or various stated maturities, at par, at a premium, or with an original issue discount. The prospectus supplement will set forth the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title;

•	any limit on the aggregate principal amount of a particular series;

•	the date or dates that principal is payable;

•

the rate or rates of interest and, if applicable, the method used to determine the rate or rates of interest, if any, the date or dates from which interest will accrue, the dates that interest shall be payable and the record date(s) for the payment of interest;

•	the place or places where principal and interest will be payable, or the method of such payment;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or repurchase the debt securities pursuant to any sinking fund or similar provisions or at the option of a holder thereof and the period, price and terms and conditions for redemption or repurchase;

•	the denominations, if other than denominations of $1,000 and any integral multiple thereof;

•	the amount of principal that shall be payable upon acceleration, if other than the entire principal amount;

•	the currency of denomination;

•	the designation of the currency or currencies in which payment of principal and interest will be made;

•	if payments of principal or interest are to be made in a currency other than the denominated currency, how the exchange rate will be determined;

•

how the payments of principal or interest will be determined if by reference to an index based on a currency or currencies other than originally denominated or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any subordination provisions;

•	any provision for conversion or exchange;

•	if such debt securities are to be issued upon the exercise of warrants, the authentication and delivery provisions;

•	the provisions, if any, relating to any security provided for such debt securities;

•	any addition to or change in the events of default and any change in the acceleration provisions;

•	any addition to or change in the covenants;

•	any other terms that will not be inconsistent with the provisions of the applicable indenture;

•	whether the debt securities will be in bearer or registered form; and

•	any depositaries, calculation agents, exchange or conversion agents or other agents other than those originally appointed.

The applicable prospectus supplement will summarize specific financial and other terms of your debt security, while this prospectus describes terms that apply generally to all the debt securities. Consequently, the terms described in the applicable prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in the applicable prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

We may issue any of the following three types of senior debt securities or subordinated debt securities:

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate specified in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid, or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months, unless we state otherwise in the applicable prospectus supplement. We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities in Registered Form.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities in Registered Form.”

Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or ..0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include our affiliates.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

If you are a holder of an indexed debt security, you may receive a principal amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be exchangeable, at our option or the holder’s option, for securities of an issuer other than us.

If you purchase an indexed debt security, the applicable prospectus supplement will include information about the relevant index or indices, how amounts that are to become payable will be determined by reference to the price or value of that index and the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Form of Debt Securities

Each debt security will be represented by either a global security registered in the name of one or more depositaries, such as The Depository Trust Company, (“DTC”), Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), or a nominee of the depositary, or a certificate issued in definitive registered form, as set forth in the applicable prospectus supplement. Except as set forth under “Legal Ownership and Book-Entry Issuance—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated” below, book-entry debt securities will not be issuable in certificated form. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance.”

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “—Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase our debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We may not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of our assets to, another corporation, person or entity unless:

•	we are the surviving person or the successor or transferee is a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•	the successor assumes all of our obligations under the debt securities and the applicable indenture; and

•	immediately after such transaction no event of default exists.

Other Covenants

The indentures do not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us. The indentures contains the covenants described below.

Limitation on Liens

We will not and will not permit any subsidiary to create, assume or suffer to exist any lien upon any of our or their respective properties and assets, except for:

•	liens existing on the date of the applicable indenture or arising under the applicable indenture;

•

any extension, renewal or replacement (or successive extensions, renewals or replacements) of any lien existing on the date of the applicable indenture if limited to the same property subject to, and securing not more than the amount secured by, the lien extended, renewed or replaced;

•

liens on current assets (as determined by reference to those assets classified as current on our balance sheet) (or on any promissory notes received in satisfaction of any of our or our subsidiaries’ accounts receivable, which immediately prior to such satisfaction, was subject to such lien) securing indebtedness incurred to finance working capital requirements, provided, however, that the indebtedness secured by such lien does not mature later than 36 months from the date incurred;

•	certain liens incurred in the ordinary course of business;

•

liens on property that are in existence at the time we or our subsidiaries acquire such property (including by reason of a merger or consolidation), provided that such liens (A) are not incurred in connection with, or in contemplation of, the acquisition of the property acquired and (B) do not extend to or cover any of our or our subsidiaries’ property or assets other than the property so acquired;

•

purchase money liens upon or in any real or personal property (including fixtures and other equipment) acquired or held by us or our subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing or refinancing the acquisition or improvement of or construction costs related to such property, provided that no such lien shall extend to or cover any property other than the property being acquired or improved;

•

any interest or title of a lessor in the property subject to any capitalized lease or sale/leaseback transaction that is permitted under the restrictions described below under “—Limitation on Sale/Leaseback Transactions”; or

•

other liens securing indebtedness in an aggregate principal amount which, together with the aggregate outstanding principal amount of all our and our subsidiaries other indebtedness secured by liens permitted by this bullet point, and the aggregate amount (before deducting expenses) of the sale/leaseback transactions which would otherwise be permitted under the restrictions described below in the first bullet point under the caption “—Limitation on Sale/Leaseback Transactions,” does not at the time any such lien is incurred exceed ten percent of our consolidated net tangible assets as shown in our latest audited consolidated balance sheet.

Limitation on Sale/Leaseback Transactions

We shall not, and shall not permit any subsidiary, to enter into any sale/leaseback transaction (i.e. any arrangement with any person (other than us or any of our subsidiaries) pursuant to which we or any of our subsidiaries leases any property which has been or is to be sold or transferred by us or such subsidiary to such person or to any person (other than us or any of our subsidiaries) to which funds have been or are to be advanced by such person on the security of the leased property), unless either:

•

we or such subsidiary would be permitted to incur indebtedness in a principal amount equal to or exceeding the amount (before deducting expenses) of such sale/leaseback transaction secured by a lien on the property subject to such sale/leaseback transaction and remain in compliance with the least bullet point under “—Limitation on Liens” above; or

•

we or such subsidiary, within 90 days after the effective date of such sale/leaseback transaction, apply or unconditionally agree to apply to the retirement of indebtedness an amount equal to the greater of the net proceeds of the sale/leaseback transaction or the fair value, in the opinion of the Mattel board of directors (the “Mattel Board”), of such property at the time of such sale/leaseback transaction (in either case adjusted to reflect the remaining term of the lease subject to such sale/leaseback transaction).

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security as indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that is not a floating rate or indexed debt security.

Full Defeasance

The indentures provide that we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and the treatment of funds held by paying agents) upon our deposit with the trustee, in trust, of money and/or government obligations in the same currency as such series that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of such payments in accordance with the terms of the applicable indenture and such debt securities. Such discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate or opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service (the “IRS”) a ruling, or, since the date of execution of the applicable indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

Covenant Defeasance

The indentures provide that unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions: (i) we will no longer be obligated to comply with certain covenants, including the restrictive covenants described above under the caption “—Other Covenants”; and (ii) the events of default described in the fifth bullet point under “—Events of Default and Defaults” shall be inapplicable to such series. The conditions include:

•

the deposit with the trustee of money and/or government obligations in the same currency as such series that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of such payments in accordance with the terms of the applicable indenture and such debt securities; and

•

the delivery to the trustee of an officers’ certificate or opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred.

Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any applicable event of default, the amount of money and government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but need not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. However, we shall remain liable for such payments.

Events of Default and Defaults

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

The following will be events of default under the applicable indenture with respect to debt securities of any series:

•	default in the payment of any interest when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of principal when due;

•	default in the deposit of any sinking fund payment, when and as due;

•

default in the performance or breach of any of our other covenants or warranties in the applicable indenture (other than a covenant or warranty that has been included in the applicable indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in that indenture;

•

unless the terms of such series otherwise provide, an event of default under any indebtedness for money borrowed by us (including a default with respect to debt securities of any series other than that series) or any subsidiary (or the payment of which is guaranteed by us or a subsidiary), whether such indebtedness or guarantee now exists or shall hereafter be created, if (a) such default either (1) results from the failure to pay any such indebtedness at its stated final maturity or (2) relates to an obligation other than the obligation to pay such indebtedness at its stated final maturity and results in the holder or holders of such indebtedness causing such indebtedness to become due prior to its stated maturity and (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $25 million or more at any one time outstanding;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default that is described in the applicable prospectus supplement.

The occurrence of an event of default may constitute an event of default under certain of our existing bank lines. In addition, the occurrence of certain events of default or an acceleration under either indenture may constitute an event of default under the other indenture and/or certain of our other indebtedness.

Remedies Upon an Event of Default or Default

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of that series) by a notice in writing to us (and to the trustee if given by the holders), and upon such declaration such principal shall be immediately due and payable. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of all outstanding debt securities shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to us having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal with respect to debt securities of that series, have been cured or waived as provided in that indenture. For information as to waiver of defaults see the discussion set forth below under “—Modification of the Indentures and Waiver of Covenants.” Reference is made to the prospectus supplement relating to any series of debt securities that are “discount securities” (any debt security that provides for an amount less than its stated principal amount to be due and payable upon declaration of acceleration of the maturity thereof pursuant to the terms of that indenture) for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default and the continuation thereof.

The indentures provide that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series; provided that (a) such direction will not conflict with any law or the applicable indenture, (b) the trustee may take any other action that is not inconsistent with such direction; and (c) the trustee will have the right to decline any such direction if the trustee in good faith determines that the proceeding would involve the trustee in personal liability.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series and the holders of at least 25% in principal amount of the outstanding debt securities of that series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal and any interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

The indentures require that within 90 days after the end of each of its fiscal years we furnish to the trustee a statement as to compliance with the applicable indenture. If a default or event of default occurs and is continuing and if it is known to the trustee, the trustee shall mail to each holder of debt securities or publish in an authorized newspaper (if bearer securities are outstanding) notice of a default or event of default within 90 days after it occurs or when the trustee learns of such default or event of default. The indentures provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of such series) with respect to debt securities of such series if it in good faith determines that withholding such notice is in the interest of the holders of debt securities.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance” below.

Modification of the Indentures and Waiver of Covenants

Modifications to, and amendments of, the indentures may be made by us and the trustee with the consent of the holders of at least a majority in principal amount of the relevant debt securities. However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal or change the maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•

waive a default or event of default in the payment of the principal or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make the debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the applicable indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal and interest on such debt securities, waivers of past defaults and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, our compliance with provisions of the applicable indenture other than certain specified provisions. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the applicable indenture with respect to such series and its consequences, except a default in the payment of the principal or any interest on any debt security of that series or in respect of a provision which, under the applicable indenture, cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Modifications to, and amendments of, the indentures may be made by us and the trustee without the consent of the holders:

•	to cure any ambiguity;

•	to provide for our successor to assume either indenture;

•	to provide for a successor trustee;

•	to make any change that does not adversely affect the rights of any holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of either indenture under the Trust Indenture Act; or

•	to make other changes specified in either indenture.

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Form, Exchange and Transfer of Debt Securities in Registered Form

If any debt securities cease to be issued in registered global form, they will be issued as follows unless we indicate otherwise in the applicable prospectus supplement:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and integral multiples of $1,000, unless the applicable prospectus supplement provides otherwise.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a registered global debt security, only the applicable depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities in Registered Form

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described under “—Payment and Record Dates for Interest” below. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the DTC, Euroclear or Clearstream, as applicable.

Payment and Record Dates for Interest

Interest on any debt security will be payable on the dates set forth in the applicable prospectus supplement, and the regular record date relating to an interest payment date for any debt security will be on dates preceding the interest payment date as set forth in the applicable prospectus supplement. These record dates will apply regardless of whether a particular record date is a business day. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

How We Will Make Payments When Due

We will follow the practice described in this subsection when paying amounts due on the debt securities. All amounts due will be paid in U.S. dollars, or in the currency specified in the applicable prospectus supplement.

Payments on Global Debt Securities

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”

Payments on Non-Global Debt Securities

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in Los Angeles, California, as the paying agent for the debt securities.

Conversion into Capital Stock

If and to the extent set forth in the applicable indenture and described in the applicable prospectus supplement, any portion of the principal amount of any debt securities of any series that is $1,000 or an integral multiple thereof may be converted into shares of our common stock and/or preferred stock at any time prior to redemption (if applicable) or maturity, following the date set forth in the applicable prospectus supplement. The specific class of our capital stock into which debt securities are convertible and the other terms pertaining to such conversion right will be set forth in the applicable prospectus supplement.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder nor any defect in a notice given to a particular holder will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

Union Bank, N.A. currently serves as the trustee under our senior debt security indenture and will serve as the trustee, unless we state otherwise in a prospectus supplement, for both the senior debt securities and the subordinated debt securities to which a prospectus supplement relates. Consequently, if an actual or potential event of default occurs with respect to any debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign as trustee for either the senior debt securities or the subordinated debt securities, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Union Bank, N.A. is a lender under our revolving credit facility and a purchaser under our receivables sales facility. We and/or our affiliates also maintain banking relationships in the ordinary course of business with one or more affiliates of the trustee.

Governing Law

The indentures and, unless specified in the applicable prospectus supplement, the debt securities are governed by New York law.

DESCRIPTION OF WARRANTS OR OTHER RIGHTS WE MAY OFFER

Please note that in this section entitled “Description of Warrants or Other Rights We May Offer,” references to “Mattel,” “we,” “our” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants or other rights registered in their own names, on the books that we or any applicable trustee or warrant or rights agent maintain for this purpose, and not those who own beneficial interests in warrants or rights registered in street name or in warrants or rights issued in book-entry form through one or more depositaries. Owners of beneficial interests in warrants or rights should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of each warrant or rights agreement pursuant to which warrants or rights may be issued, the warrants or rights, and any warrant or rights certificates. This information may not be complete in all respects and is qualified entirely by reference to any warrant agreement or rights agreement with respect to the warrants or rights of any particular series. The specific terms of any series of warrants or rights will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants or rights may differ from the general description of terms presented below. Owners of warrants or rights should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

We may issue warrants or other rights. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. Most of the financial and other specific terms of any such series of securities will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the security you purchase. The terms used in the applicable prospectus supplement generally will have the meanings described in this prospectus, unless otherwise specified in the applicable prospectus supplement.

Warrants

We may issue warrants, options or similar instruments for the purchase of our debt securities, preferred stock, common stock, depositary shares or units. We refer to these collectively as “warrants.” Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Rights

We may also issue rights, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value or stream of cash payments is determined by reference to, the occurrence or non-occurrence of or the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

We refer to each property described above as a “right property.”

We may satisfy our obligations, if any, and the holder of a right may satisfy its obligations, if any, with respect to any rights by delivering, among other things:

•	the right property;

•	the cash value of the right property; or

•	the cash value of the rights determined by reference to the performance, level or value of the right.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a right may deliver to satisfy its obligations, if any, with respect to any rights.

Agreements

Each series of warrants or rights may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank or other entity that we select as agent with respect to such series. The warrant or rights agent will act solely as our agent in connection with the warrant or rights agreement or any warrant or rights certificates and will not assume any obligation or relationship of agency or trust for or with any warrant or rights holders. Copies of the forms of agreements and the forms of certificates representing the warrants or rights will be filed with the SEC near the date of filing of the applicable prospectus supplement with the SEC. Because the following is a summary of certain provisions of the forms of agreements and certificates, it does not contain all information that may be important to you. You should read all the provisions of the agreements and the certificates once they are available. Warrants or rights in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance.”

General Terms of Warrants or Rights

The prospectus supplement relating to a series of warrants or rights will identify the name and address of the warrant or rights agent, if any. The prospectus supplement will describe the terms of the series of warrants or rights in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the currency for which the warrants or rights may be purchased;

•

the designation and terms of any securities with which the warrants or rights are issued and in that event the number of warrants or rights issued with each security or each principal amount of security;

•	the date, if any, on which the warrants or rights and any related securities will be separately transferable;

•	whether the warrants or rights are to be sold separately or with other securities, as part of units or otherwise;

•	any securities exchange or quotation system on which the warrants or rights or any securities deliverable upon exercise of such securities may be listed;

•	whether the warrants or rights will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms;

•	the dates on which the right to exercise the warrants will commence and expire;

•	material U.S. Federal income tax consequences of holding or exercising these securities; and

•	any other terms of the warrants or rights.

Warrant or rights certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the warrant or rights agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants or rights are not separately transferable from any securities with which they were issued, an exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant or right exercisable for other securities or other property, warrant or rights holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Modification Without Consent

We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modification With Consent

We and any agent for any series of warrants or rights may also amend any agreement and the related warrants or rights by a supplemental agreement with the consent of the holders of a majority of the warrants or rights of any series affected by such amendment. However, no such amendment that:

•	increases the exercise price of such warrant or right;

•	shortens the time period during which any such warrant or right may be exercised;

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants or rights; or

•	otherwise adversely affects the exercise rights of warrant or right holders in any material respect;

may be made without the consent of each holder affected by that amendment.

Exercise of Warrants or Rights

If any warrant or right is exercisable for other securities or other property, the following provisions will apply. Each such warrant or right may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants or rights as may otherwise be stated in the prospectus supplement. After the close of business on any applicable expiration date, unexercised warrants or rights will become void.

Warrants or rights may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities, as described below under “Legal Ownership and Book-Entry Issuance,” by delivery of an exercise notice for those warrants or rights, together with certain information, and payment to any warrant or rights agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the properly executed certificate or exercise notice at the office indicated in the prospectus supplement, we will, within the time period in the relevant agreement, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants or rights represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants or rights. The warrant or rights holder will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the underlying securities or property.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants or rights.

Preferred Stock, Depositary Shares and Common Stock Warrant Adjustment

In the case of warrants or rights to purchase preferred stock, common stock or depositary shares the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events. The terms and conditions on which adjustments may be made will be set forth in the warrant or rights certificate and the applicable prospectus supplement. Such description will include information about:

•	the provisions for adjusting the exercise price of and/or the number of shares of preferred stock, depositary shares or common stock covered by such warrants or rights;

•	the events requiring such adjustment;

•

the events upon which we may, in lieu of making such adjustment, make proper provisions so that the warrant or rights holder, upon exercise, would be treated as if such holder had exercised such warrant or right prior to the occurrence of such events; and

•	the provisions affecting exercise if certain events affecting the preferred stock, depositary shares or common stock occur.

The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants or rights. Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant or right exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant or right exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Consolidation, Merger and Sale of Assets

Any agreement with respect to warrants or rights will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of securities, however, we may not take any of these actions unless all of the following conditions are met:

•

if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement or other instrument; and

•	we or that successor corporation must not immediately be in default under that agreement.

Enforcement by Holders of Warrants or Rights

Any warrant or rights agent for any series of warrants or rights will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any warrant or rights holder.

A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant or right, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrant or rights holder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant or right exercisable for any property.

Replacement of Certificates

We will replace any destroyed, lost, stolen or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That warrant or rights holder will also be required to provide indemnity satisfactory to us and the relevant warrant or rights agent before a replacement certificate will be issued.

Title

Mattel, any warrant or rights agents for any series of warrants or rights and any of their agents may treat the registered holder of any certificate as the absolute owner of the warrants or rights evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to such warrants or rights so requested, despite any notice to the contrary. See “Legal Ownership and Book-Entry Issuance.”

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

Please note that in this section entitled “Description of Stock Purchase Contracts We May Offer,” references to “Mattel,” “we,” “our” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own stock purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in stock purchase contracts registered in street name or in stock purchase contracts issued in book-entry form through one or more depositaries. Owners of beneficial interests in the stock purchase contracts should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the stock purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by or on behalf of Mattel of shares of the underlying security or property or, they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for Mattel’s benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to Mattel’s security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to Mattel or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF UNITS WE MAY OFFER

Please note that in this section entitled “Description of Units We May Offer,” references to “Mattel,” “we,” “our” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of two or more debt securities, shares of common stock, shares of preferred stock, stock purchase contracts, warrants, rights and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	the price or prices at which such units will be issued;

•	information with respect to book-entry procedures, if any;

•	the applicable United States Federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities We May Offer,” “Description of Warrants or Other Rights We May Offer,” “Description of Stock Purchase Contracts We May Offer,” “Description of Common Stock We May Offer” and “Description of Preferred Stock We May Offer” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other entity, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants, stock purchase contracts, common stock and preferred stock, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form.”

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them:

•

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities in Registered Form” and “Description of Debt Securities We May Offer—Notices.”

DESCRIPTION OF COMMON STOCK WE MAY OFFER

Please note that in this section entitled “Description of Common Stock We May Offer,” references to “Mattel,” “we,” “our” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of common stock, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of common stock should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following summary description of our common stock is based on the provisions of our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and is qualified in its entirety by reference to our Certificate of Incorporation, Bylaws and the applicable provisions of the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”

We may offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants and pursuant to stock purchase contracts.

Authorized Capital

We may offer common stock, preferred stock and preference stock. As of the date of this prospectus, we have authorized 1,000,000,000 shares of common stock, par value $1.00 per share, 3,000,000 shares of preferred stock, par value $1.00 per share, and 20,000,000 shares of preference stock, par value $0.01 per share. No other classes of capital stock are authorized under our Certificate of Incorporation. The issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. As of September 21, 2010, there were approximately 359,422,247 shares of Mattel common stock outstanding and no shares of preferred stock or preference stock outstanding.

Common Stock

Voting Rights

Unless otherwise provided in our Certificate of Incorporation or in the DGCL, or other applicable law, the holders of common stock of Mattel are entitled to voting rights for the election of directors and for other purposes, subject to voting rights which may in the future be granted to subsequently created series of preferred stock. Shares of Mattel common stock do not have cumulative voting rights.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends when and if declared by the Mattel Board out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of preferred stock hereafter authorized, to receive pro rata the net assets of Mattel. Holders of Mattel common stock have no preemptive or conversion rights.

Certain Provisions of Delaware Law and of Our Certificate of Incorporation and Bylaws

Mattel is incorporated under the laws of the State of Delaware and, accordingly, the rights of our stockholders are governed by our Certificate of Incorporation, Bylaws and the laws of the State of Delaware, including the DGCL.

Number and Election of Directors

The Mattel Bylaws provide that the Mattel Board shall consist of one or more members as the Mattel Board shall designate, with each director serving a one-year term. The number of directors of Mattel currently designated is 12. The Mattel Bylaws provide that whenever the number of directors of Mattel is increased between annual meetings of Mattel stockholders, a majority of the directors then in office have the power to elect the new directors for the balance of the term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless at the time of the decrease there shall be vacancies on the Mattel Board which are being eliminated by the decrease.

Voting

The Mattel Bylaws provide that at any meeting of stockholders each stockholder shall have one vote for every share of stock entitled to vote which is registered in the name of the stockholder. In any uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each director will be elected by the vote of the majority of the votes cast with respect to that director’s election. In cases where the number of nominees exceeds the number of directors to be elected, each director to be elected must be elected by the vote of a plurality of the votes cast.

In accordance with the Mattel Bylaws, any director nominee who fails to receive a majority of the votes cast for his or her election in an uncontested election will not be elected. Under Delaware law, however, each director holds office until his or her successor is duly elected and qualified. For this reason, any nominee serving on the Mattel Board who fails to receive a majority of the votes cast for his or her election in an uncontested election will not automatically cease to be a director, but instead will continue to serve on the Mattel Board as a “holdover director” until his or her successor is elected and qualified or until his or her earlier resignation or removal. To address this situation, the Mattel Bylaws provide that if any incumbent nominee is not elected at an annual meeting and no successor has been elected at the meeting, that director must tender his or her resignation to the Mattel Board promptly following the certification of the election results. The Governance and Social Responsibility Committee will make a recommendation to the Mattel Board as to whether or not to accept the tendered resignation. If the Mattel Board declines to accept a director’s resignation, that director will continue to serve on the Mattel Board until his or her successor is elected and qualified, or until the director’s earlier resignation or removal. If the Mattel Board accepts a director’s resignation, then the Mattel Board may fill any resulting vacancy or decrease the size of the Mattel Board by majority vote of the remaining directors.

Special Meeting of Stockholders

The Mattel Bylaws provide that special meetings of the stockholders of Mattel for any purposes prescribed in the notice of meeting may be called by the Mattel Board or the Chief Executive Officer of Mattel or upon the written request in proper form of stockholders who individually, or collectively, have continuously held at least 20% of Mattel’s outstanding shares for at least one year preceding such request.

Written Consent of Stockholders

The Mattel Certificate of Incorporation does not restrict the ability of the stockholders to take action without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all shares entitled to vote thereon were present and voted.

Proposals and Nominations

The Mattel Bylaws provide that no proposals or nominations for director of Mattel by any person other than the Mattel Board may be presented to any meeting of stockholders unless the person making the proposal or nomination is a record stockholder and has timely delivered a written notice to the Secretary of Mattel. In general, to be timely notice must be received by our Secretary during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting. However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, notice must be received by our Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of 90 days before the upcoming annual meeting or 10 days after the first public announcement of such meeting date.

Blank Check Preferred Stock

Our Certificate of Incorporation provides for 3,000,000 shares of preferred stock and 20,000,000 shares of preference stock. The existence of authorized but unissued shares of preferred and preference stock may enable the Mattel Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board determines that a takeover proposal is not in the best interests of Mattel, the Mattel Board could cause shares of preferred stock and/or preference stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants the Mattel Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock and preference stock. The issuance of shares of preferred stock and/or preference stock could decrease the amount of earnings and assets available for distribution to holders of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Mattel.

Listing; Exchange, Transfer Agent and Registrar

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “MAT.” Our transfer agent is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

Please note that in this section entitled “Description of Preferred Stock We May Offer,” references to “Mattel,” “we,” “our” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of preferred stock registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of preferred stock should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the preferred stock and preference stock we may offer. Unless the context otherwise requires, references to “preferred stock” in this prospectus are deemed to be references to our preferred stock and preference stock collectively. This description is not complete and is subject to, and is qualified in its entirety by reference to our Certificate of Incorporation, Bylaws and the applicable provisions of the DGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our Certificate of Incorporation (as amended and in effect as of the date of such issuance) and by the certificate of amendment related to that series. We will file the certificate of amendment with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

Authorized Preferred Stock

The Mattel Board has the power, without further vote of stockholders, to authorize the issuance of up to 3,000,000 shares of preferred stock and 20,000,000 shares of preference stock and to fix and determine the terms, limitations and relative rights and preferences of any shares of preferred stock or preference stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation and other rights of any such shares. As of September 21, 2010, there were no shares of preferred stock or preference stock outstanding.

A prospectus supplement will contain the voting, dividend, redemption, and liquidation rights of a series of preferred stock. The prospectus supplement will describe the following terms of a series of preferred stock:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	whether we have elected to offer depositary shares, as described below under “Description of Depositary Shares We May Offer”; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights or restrictions.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

Please note that in this section entitled “Description of the Depositary Shares We May Offer,” references to “Mattel,” “we,” “our” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own depositary shares registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in depositary shares should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or other entity acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock, and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all outstanding depositary shares have been converted (if convertible) into shares of common stock or another series of preferred stock; or

•

there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor Mattel will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of Mattel and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Title

Mattel, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose. See “Legal Ownership and Book-Entry Issuance.”

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then, we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors (i.e., persons or institutions purchasing securities in the offering to which a prospectus supplement relates) in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the indentures, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend an indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•

whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or stock purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or their nominees, which we select. A financial institution that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as DTC;

•	a financial institution holding the securities on behalf of Euroclear;

•	a financial institution holding the securities on behalf of Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in the applicable prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary, those of the investor’s financial institution (e.g., Euroclear and Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “—Who is the Legal Owner of a Registered Security?—Legal Holders” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies and those of any participant in the depositary’s system or other intermediary (e.g., Euroclear or Clearstream, if DTC is the depositary) through which that institution holds security interests, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee will have no responsibility for any aspect of the depositary’s policies or actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities (including Euroclear and Clearstream, if you hold through them when the depositary is DTC) may also have their own policies affecting payments, notices and other matters relating to the securities. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•

DTC notifies us that it is unwilling or unable to continue acting as the depositary for that global security, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary within 60 days;

•	we order in our sole discretion that such global security will be transferable, registrable and exchangeable; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, an event of default has occurred with regard to that global security and is continuing.

If a global security is terminated, only the depositary, and neither we, the trustee for any debt security, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If you are a participant in either of those systems, you may hold your interest directly in that system. If you are not a participant, you may hold your interest indirectly through organizations that are participants in that system.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, notices and other communications and deliveries involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems, and wish to transfer their interests, or to receive or make a payment or delivery with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

SECURITIES ISSUED IN BEARER FORM

We may issue securities in bearer, rather than registered, form. If we do, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

Temporary and Permanent Bearer Global Securities

If we issue securities in bearer form, all securities of the same series and kind will initially be represented by a temporary bearer global security, which we will deposit with a common depositary for Euroclear and Clearstream. Euroclear and Clearstream will credit the account of each of their subscribers with the amount of securities the subscriber purchases. We will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

•

the date that is 40 days after the later of (a) the completion of the distribution of the securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the securities by us; we may extend this date as described below under “—Extensions for Further Issuances;” and

•	the date on which Euroclear and Clearstream provide us or our agent with the necessary tax certificates described below under “—U.S. Tax Certificate Required.”

Unless we say otherwise in the applicable prospectus supplement, owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

•	non-global securities in bearer form with interest coupons attached, if applicable; or

•	non-global securities in registered form without coupons attached.

A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days’ prior written notice in accordance with the terms of the securities.

Extensions for Further Issuances

Without the consent of the trustee, any holders or any other person, we may issue additional securities identical to a prior issue from time to time. If we issue additional securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional securities. Extensions of this kind may be repeated if we sell additional identical securities. As a result of these extensions, those who own beneficial interests in the global bearer securities may be unable to resell their interests into the United States or to or for the account or benefit of a U.S. person until the 40th day after the additional securities have been distributed and sold.

U.S. Tax Certificate Required

We will not pay or deliver interest or other amounts in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream delivers to us or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security. Also, we will not exchange any portion of a temporary global bearer security for a permanent bearer global security unless and until we receive from Euroclear or Clearstream a tax certificate with regard to the owners of the beneficial interests in that portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

•	is not a United States person, as defined below under “—Limitations on Issuance of Bearer Debt Securities;”

•

is a foreign branch of a United States financial institution, as defined in applicable United States Treasury regulations, purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the Unites States Treasury regulations under that Section; or

•

is a financial institution holding for purposes of resale during the “restricted period,” as defined in United States Treasury regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The tax certificate must be signed by an authorized person satisfactory to us.

No one who owns an interest in a temporary bearer global security will receive payment or delivery of any amount or property in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless and until we, or our agent have received the required tax certificate on its behalf.

Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer securities. We describe these below under “—Limitations on Issuance of Bearer Debt Securities.”

Legal Ownership of Bearer Securities

Securities in bearer form will not be registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities will pass by delivery of the certificates representing the securities. Thus, when we use the term “holder” in this prospectus with regard to bearer securities, we mean the bearer of those securities.

The common depositary for Euroclear and Clearstream will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global securities described above. Investors in those securities will own beneficial interests in the securities represented by those global securities; they will be only indirect owners, not holders or legal owners, of the securities.

As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, as applicable, by the common depositary on their behalf and by the direct and indirect participants in their systems, and ownership interests can be held and transferred only through those records. We will pay any amounts owing with respect to a bearer global security only to the common depositary.

Neither we, the trustee nor any agent will recognize any owner of beneficial interests as a holder. Nor will we, the trustee or any agent have any responsibility for the ownership records or practices of Euroclear or

Clearstream, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, communications or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants. If you own a beneficial interest in a global bearer security, you must look only to Euroclear or Clearstream, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section entitled “Legal Ownership and Book-Entry Issuance” for more information about holding interests through Euroclear and Clearstream.

Payment and Exchange of Non-Global Bearer Securities

Payments and deliveries owing on non-global bearer securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.

Non-global bearer securities, with all unmatured coupons relating to the securities, if applicable, may be exchanged for a like aggregate amount of non-global bearer or registered securities of like kind. Non-global registered securities may be exchanged for a like aggregate amount of non-global registered securities of like kind, as described above in the sections on the different types of securities we may offer. However, we will not issue bearer securities in exchange for any registered securities.

Replacement certificates and coupons for non-global bearer will not be issued in lieu of any lost, stolen or destroyed certificates and coupons unless we and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us or our designated agent. If any unmatured coupons are not surrendered, we or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or we or our agent may demand an indemnity against liabilities satisfactory to us and our agent.

We may make payments, deliveries and exchanges in respect of bearer securities in global form in any manner acceptable to us and the depositary.

Notices

If any bearer securities are listed on the Luxembourg Stock Exchange and that Exchange’s rules require, then as long as those securities are listed on that Exchange, we will give notices to holders of bearer securities by publication in a daily newspaper of general circulation in Luxembourg. We expect that newspaper to be, but it need not be, the Luxemburger Wort. If publication in Luxembourg is not so required or is not practical, the publication will be made elsewhere in Western Europe. The term “daily newspaper” means a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in Luxembourg or, when applicable, elsewhere in Western Europe. A notice will be presumed to have been received on the date it is first published. If we cannot give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impractical to publish the notice, then we will give notice in another form. That alternate form of notice will be sufficient notice to each holder. Neither the failure to give notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

We may give any required notice with regard to bearer securities in global form to the common depositary for the securities, in accordance with its applicable procedures. If these provisions do not require that notice be given by publication in a newspaper, we may omit giving notice by publication.

Limitations on Issuance of Bearer Debt Securities

In compliance with United States federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the restricted period, offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or its possessions or to United States persons, other than as permitted by the applicable United States Treasury regulations described above.

In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer debt securities.

We will not issue bearer debt securities under which the holder has a right to purchase bearer debt securities in non-global form. Upon the holder’s purchase of any underlying bearer debt securities, those bearer debt securities will be issued in temporary global bearer form and will be subject to the provisions described above relating to bearer global securities.

We will make payments on bearer debt securities only outside the United States and its possessions except as permitted by the above regulations.

Bearer debt securities and any coupons will bear the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”

The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer debt security or coupon.

As used in this section entitled “Securities Issued in Bearer Form,” “United States person” means:

•	a citizen or resident of the United States for United States federal income tax purposes;

•

a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the United States Treasury regulations.

CONSIDERATIONS RELATING TO INDEXED SECURITIES

We use the term “indexed securities” to mean any of the securities described in this prospectus, or any units that include securities, whose value is linked to an underlying property or index. Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “United States Taxation” for a discussion of U.S. tax matters.

Investors in Indexed Securities Could Lose Their Investment

The amount of principal and/or interest payable on an indexed debt security, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or stock purchase contract will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, one or more indices and/or one or more baskets of any of these items. We refer to each of these as an “index.” The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or stock purchase contract. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the principal amount at maturity or a minimum interest rate. An indexed warrant or stock purchase contract generally will not provide for any guaranteed minimum settlement value. Thus, if you purchase an indexed security that does not guarantee the return of 100% of the principal or other amount you invest, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Return on Indexed Securities May Be Below the Return on Similar Securities

Depending on the terms of an indexed security, as specified in the applicable pricing supplement, you may not receive any periodic interest payments or receive only very low payments on such indexed security. As a result, the overall return on such indexed security may be less than the amount you would have earned by investing the principal or other amount you invest in such indexed security in a non-indexed debt security that bears interest at a prevailing market fixed or floating rate.

The Issuer That Issues an Index Security or the Government That Issues an Index Currency Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

An Indexed Security May Be Linked to a Volatile Index, Which May Adversely Affect Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. It is impossible to predict the future performance of an index based on its historical performance. The amount of principal or interest that can be expected to become payable on an indexed debt security or the expected settlement value of an indexed warrant or stock purchase contract may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the price, value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by financial, political, military or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The index sponsor of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. Changes to the composition of an index may result in a decrease in the value of or return on an indexed security that is linked to such index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security or the settlement value of an indexed warrant or stock purchase contract, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information About an Index or Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index or indices in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index or indices that may occur in the future.

If You Purchase an Indexed Security, You Will Have No Rights with Respect to any Underlying Index to which Such Indexed Security is Linked

Investing in an indexed security will not make you a holder of the underlying asset or index or other property. As a result, you will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of the index components.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning the securities we are offering. It is the opinion of Sullivan & Cromwell LLP, counsel to Mattel. It applies to you only if you acquire securities in the offering and hold them as capital assets for United States federal income tax purposes. This section does not consider the specific facts and circumstances that may be relevant to a particular holder and does not address the treatment of a holder under the laws of any state, local or foreign taxing jurisdiction. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns securities as part of a straddle or conversion transaction for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Any special United States federal income tax rules with respect to warrants or other rights as described above under “Description of Warrants or Other Rights We May Offer,” convertible debt securities as described above under “Description of Debt Securities We May Offer—Conversion into Capital Stock,” stock purchase contracts as described above under “Description of Stock Purchase Contracts We May Offer,” units as described above under “Description of Units We May Offer,” and depositary shares as described above under “Description of Depositary Shares We May Offer” are not addressed in this section and will be described in the applicable prospectus supplement.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a United States alien holder if you are the beneficial owner of a security and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a security.

Taxation of Debt Securities

This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement.

United States Holders

Payments of Interest

This subsection only addresses registered securities.

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, the average exchange rate in effect during the part of the period within that taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within each taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the IRS.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of one percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which it is made; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35 or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on a straight-line basis, unless an election is made to accrue such amounts under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—United States Holders—Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt Securities” or “—Market Discount,”

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Currency Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of such sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

Medicare Tax

For taxable years beginning after December 31, 2012, a United States person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States person’s “net investment income” for the relevant taxable year and (2) the excess of the United States person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will generally include its interest income and its net gains from the disposition of the debt securities, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States person that is an individual, estate or trust, you are advised to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder of owning a debt security or coupon. This discussion assumes that the debt security or coupon is not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security or coupon:

•

we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

—	you do not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote,

—	you are not a controlled foreign corporation that is related to us through stock ownership, and

—	in the case of a debt security other than a bearer security, the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

1.	you have furnished to the U.S. payor an IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

2.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the

United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

3.	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with United States Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

4.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.	certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the IRS Form W-8BEN or acceptable substitute form, or

5.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with United States Treasury regulations;

—	in the case of a bearer security, the security is offered, sold and delivered in compliance with certain restrictions and payments on the debt security are made in accordance with certain required procedures, and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security or coupon.

Further, a debt security or coupon held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote at the time of death and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a United States trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

Pursuant to recently enacted legislation, certain payments in respect of the debt securities made to corporate United States holders after December 31, 2011 may be subject to information reporting and backup withholding.

In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with United States Treasury regulations, or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in United States Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•

one or more of its partners are “United States persons,” as defined in United States Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

Taxation of Common Stock and Preferred Stock

This subsection summarizes certain United States federal income and estate tax consequences to a holder of the ownership and disposition of our common stock and preferred stock.

United States Holders

Dividends

Under the United States federal income tax laws, if you are a United States holder, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate United States holder, dividends paid to you by us in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, in the case of preferred stock, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the shares for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements.

Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your tax basis in the shares and thereafter as capital gain.

Disposition of Shares

If you are a United States holder and you sell or otherwise dispose of your shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize upon such sale or disposition and your tax basis in your shares. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Medicare Tax

For taxable years beginning after December 31, 2012, a United States person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States person’s “net investment income” for the relevant taxable year and (2) the excess of the United States person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will generally include its dividend and its net gains from the disposition of preferred stock and common stock, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States person that is an individual, estate or trust, you are advised to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in preferred stock and common stock.

United States Alien Holders

Dividends

Except as described below, if you are a United States alien holder of common stock or preferred stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or W-8BEN, or an acceptable substitute form, upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•

the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income (in which case, the W-8ECI would apply) or the dividends are exempt from taxation under an income tax treaty because the dividends are not attributable to an United States permanent establishment (in which case, the W-8BEN would apply).

“Effectively connected” dividends are taxed at rates applicable to United States holders, unless an applicable income tax treaty provides otherwise.

If you are a corporate United States alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of Shares

If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of shares unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•

you are an individual, you hold the common stock as a capital asset, and you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•

we are or have been a United States real property holding corporation for United States federal income tax purposes at any time within the shorter of the five-year period preceding such disposition and your holding period (the “Applicable Period”).

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes. Even if we were treated as a United States real property holding corporation, gain realized by a United States alien holder on a disposition of our preferred stock or common stock would not be subject to United States federal income tax solely by virtue of such treatment so long as (i) the United States alien holder was considered to have owned (directly or indirectly) no more than five percent of the value of such class of stock at all times within the Applicable Period and (ii) such class of stock was regularly traded on an established securities market. We do not intend to apply for listing of the preferred stock on any securities exchange, and there can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market.

If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Federal Estate Taxes

Shares held by a United States alien holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, and may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Under recently enacted legislation, a 30% withholding tax would be imposed on certain payments that are made after December 31, 2012 to certain foreign financial institutions, investment funds and other non-United States persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments would include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends.

Backup Withholding and Information Reporting

United States Holders

For noncorporate United States holders, information reporting requirements, on IRS Form 1099, generally will apply to the payment of dividends on the preferred stock or common stock and the payment of the proceeds from the sale or redemption of shares.

Additionally, backup withholding will apply to such payments if a noncorporate United States holder fails to provide an accurate taxpayer identification number, is notified by the IRS that it has failed to report all dividends required to be shown on its federal income tax returns, or in certain circumstances, fails to comply with applicable certification requirements.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

Pursuant to recently enacted legislation, certain payments in respect of the preferred stock and depositary shares made to corporate United States holders after December 31, 2011 may be subject to information reporting and backup withholding.

United States Alien Holders

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting with respect to

•	dividend payments on the preferred stock or common stock and

•	the payment of the proceeds from the sale (including a redemption) of the preferred stock or common stock effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with United States Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of preferred stock or common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale or redemption of preferred stock or common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale or redemption is mailed to you at a United States address, or

•	the sale or redemption has some other specified connection with the United States as provided in United States Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock or preferred stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•

one or more of its partners are “United States persons”, as defined in United States Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

PLAN OF DISTRIBUTION

Please note that in this section entitled “Plan of Distribution,” references to “Mattel,” “we,” “our” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries.

We may offer and sell the securities from time to time as follows:

•	through agents;

•	to or through dealers or underwriters;

•	directly to other purchasers; or

•	through a combination of any of these methods of sale.

In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer-manager may realize profits or losses independent of any dealer-manager fee paid by us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations and will include any required information about any commissions we may pay for soliciting these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Mattel and its subsidiaries in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus. It is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than three scheduled business days after the trade date for your securities.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities we are offering will be passed upon for us by the law firm of Sullivan & Cromwell LLP, Los Angeles, California. Certain legal matters will be passed upon for any underwriters or agents by the law firm of Mayer Brown LLP, Chicago, Illinois, or any other law firm identified as counsel to the underwriters in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

$                          % Notes due 2020

$                         % Notes due 2040

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

RBS

September     , 2010